Exhibit 16

July 1, 2009

Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

RE:	Kandi Technologies, Corp
Commission File No. 001-33997

Commissioners:

We have read the statements made by Kandi Technologies, Corp which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Kandi Technologies, Corp. dated June 26, 2009. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Weinberg & Company, P.A
WEINBERG & COMPANY, P.A.
Certified Public Accountants